UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2008

InfoSonics Corporation
(Exact name of registrant as specified in its charter)

Maryland	010-32217	33-0599368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 Executive Drive, Suite 100, San Diego, CA 92121
(Address of principal executive offices including zip code)

Registrant's telephone number, including area code: (858)-373-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On April 30, 2008, InfoSonics Corporation, a Maryland corporation (the “Company”), entered into a Loan, Security and Bulk Purchase Agreement and a Letter of Credit and Security Agreement (collectively, the “Agreement”) with Wells Fargo Century, Inc. ("Lender"), replacing its existing asset-based secured credit facility with Wells Fargo HSBC Trade Bank, N.A. Pursuant to the Agreement, Lender may advance up to $45,000,000 to the Company based on the expected collections of eligible receivables as well as value of the Company's eligible inventory determined in accordance with the Agreement.. The outstanding advances may not exceed the lesser of $45,000,000 or the sum of the value of the eligible receivables and eligible inventory (times their respective advance rates). The credit facility has a two-year term and is secured by all assets of the Company. The interest rate for each borrowing under the credit facility will be, at the option of the Company, either the Wells Fargo Bank N.A. prime rate minus 0.50% or the LIBOR rate plus 2.00%.

The description of the Agreement above does not purport to be complete and is qualified in its entirety by reference to the Agreement itself, which is filed as an exhibit to this Current Report.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

The description of the Agreement set forth under Item 1.01 of this Current Report is incorporated herein by this reference.

Item 7.01.	Regulation FD Disclosure

The Company issued a press release dated May 5, 2008, regarding the Loan, Security and Bulk Purchase Agreement and the Letter of Credit and Security Agreement entered into with Wells Fargo Century, Inc.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Loan, Security and Bulk Purchase Agreement dated April 30, 2008, by and between InfoSonics Corporation and Wells Fargo Century, Inc.

10.2	Letter of Credit and Security Agreement dated April 30, 2008, by and between InfoSonics Corporation and Wells Fargo Century, Inc.

99.1	Press release dated May 5, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InfoSonics Corporation

Date: May 5, 2008	By:	/s/ Jeffrey Klausner
Jeffrey Klausner
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Loan, Security and Bulk Purchase Agreement dated April 30, 2008, by and between InfoSonics Corporation and Wells Fargo Century, Inc.

10.2	Letter of Credit and Security Agreement dated April 30, 2008, by and between InfoSonics Corporation and Wells Fargo Century, Inc.

99.1	Press release dated May 5, 2008.